UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) December 2, 2022

TAUTACHROME, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	84-2340972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Today Tautachrome and the Arizona corporation Arknet Inc (“Arknet”) voided a fee waiver agreement entered into on November 19, 2020 and executed a new fee waiver agreement.

By way of background, in an October 17, 2018 technology license (the “License”) with Arknet, Tautachrome is using Arknet’s augmented reality (AR) intellectual property to develop and commercialize AR technologies. That License calls for Tautachrome to pay Arknet certain annual fees, which to date remain unpaid.

Two years ago, on November 19, 2020, Tautachrome and Arknet agreed to a waiver of those fees until such time as Tautachrome’s annual revenues from the products developed under the License reached or exceeded $500 million.

The purpose today of voiding the 2020 waiver and simultaneously executing a new 2022 waiver is to clarify the precise mechanism for levying any fees at all. Today’s 2022 waiver achieves that purpose. In particular, no annual fees will be owed under the new waiver until a $500 million dollar revenue bogie is achieved. At that point a single fee will be paid, the amount of which will depend on the number of years between today and when the revenue bogie is achieved. After that a fixed ongoing annual fee will be paid.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.01	2020 Fee Waiver Agreement
10.02	2022 Fee Waiver Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME, INC.

Date: December 2, 2022	By:	/s/ David LaMountain
David LaMountain
CEO

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